                           SECOND AMENDMENT TO LEASE

          This Second Amendment to Lease ("Amendment") is made and entered into as of the 18th day of February, 1996, by and between Real Estate Income Partners III, Limited Partnership ("Lessor"), through its authorized agent, Birtcher Investments and Apertus Technologies, Inc., a Minnesota corporation ("Lessee"), formerly known as Lee Data Corporation, with reference and respect to the following facts and circumstances:

          A. On or about May 10, 1990, Lessor and Lessee entered into that certain Office/Warehouse Lease (the "Lease") of a portion of the building located at 7275-7279 Flying Cloud Drive, Eden Prairie, Minnesota (the "Demised Premises").

          B. On or about July 23, 1990, Lessor and Lessee entered into that certain Amendment # 1 to Lease (the "First Amendment"), pursuant to which Lessor and Lessee agreed to modify the terms of the Lease.

          C. Lessor and Lessee desire to further amend, modify and change the Lease as set forth herein.

          NOW, THEREFORE, in consideration of the rents reserved, the foregoing premises, the promises, covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, the parties do hereby agree to amend the Lease as follows:

          1. As used hereinafter, the term "Lease" shall mean and include the Lease as amended by the First Amendment.

          2. Defined terms herein are indicated by initial capital letters. Except as otherwise provided herein, defined terms shall have the same meaning in this Amendment as they do in the Lease.

          3. The term of the Lease is hereby extended to be for a total period of 144 months, such that the Expiration Date shall occur on the last day of July, 2002, unless sooner terminated as provided in the Lease.

          4. Base Rent is modified such that commencing on August 1, 1996, and continuing (on the first day of each month) thereafter for the balance of the term of the Lease, it shall be as set forth in Exhibit 1 attached hereto and incorporated herein by this reference.

          5. Commencing on August 1, 1996, and thereafter for the balance of the term of the Lease, Lessee's share of Real Estate Taxes as set forth in
Article 3 of the lease are increased from 78.79% to 100 %. Similarly, commencing on August 1, 1996, and thereafter for the balance of the term of the Lease, Lessee's share of Operating Expenses as set forth in Article 3 of the Lease are increased from 78.79% to 100%. Lessee's share of Real Estate Taxes and Operating Expenses for that portion of the Lease term prior to August 1, 1996, shall be as set forth in the Lease prior to this Amendment. In addition to the foregoing, the management fees which comprise a portion of the Operating Expenses pursuant to Article 3 of the Lease shall, commencing August 1, 1996, and thereafter for the balance of the term of the Lease, be capped each year at 3% of the gross collections of Lessor from the operation of the Premises for that year. Gross collections shall mean and include Base Rent, Real Estate Taxes, Operating Expenses, Additional Rent and all other sums collected or received (or to be or which should be collected or received) by or on behalf of Lessor in connection with operation or ownership of the Premises.

          6. Commencing on August 1, 1996, (i) Article 15 of the Lease, relating to casualty insurance, is hereby supplemented by, and (ii) Article 16 of the Lease, relating to public liability insurance, is hereby replaced by the following provisions:

          Insurance Policies.

          (a) Liability Insurance. During the term of the Lease, Lessee shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Lessee against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Demised Premises. Lessee shall name Lessor, Lessor's property manager, Lessor's asset manager and such other persons and entities as Lessor shall designate as an additional insured under such policy. The initial amount of such insurance shall be Two Million Dollars ($2,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Lessor's professional insurance advisors and other relevant factors. The liability insurance obtained by Lessee under this paragraph 6(a) shall (i) be primary and non-contributing, and (ii) insure Lessor against Lessee's performance under Article 18 of the Lease. The amount and coverage of such insurance shall not limit Lessee's liability nor relieve Lessee of any other obligation under the Lease. Lessor may also obtain commercial general liability insurance in an amount and with coverage determined by Lessor insuring Lessor against liability arising out of ownership, operation, use or occupancy of the Demised Premises. Any such policy obtained by Lessor shall not be contributory and shall not provide primary insurance.

          (b) Property and Rental Income Insurance. During the Term of the Lease, Lessor shall maintain policies of insurance covering loss of or damage to the Demised Premises, but not Lessee's personal property, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time. Such policy shall contain an agreed amount endorsement and shall provide replacement cost valuation for all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Lessor deems reasonably necessary. Lessor shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Demised Premises. Lessor shall not obtain insurance for Lessee's fixtures or equipment or building improvements installed by or for Lessee on, in or about the Demised Premises. During the term of the Lease, Lessor shall also maintain a rental income insurance policy, with loss payable to Lessor, in an amount equal to one year's Base Rent, plus estimated Real Estate Taxes, insurance premiums, and if Lessor so elects, other Operating Expenses. Lessee shall be liable for the payment of any deductible amount under Lessor's or Lessee s insurance policies maintained pursuant to this paragraph 6, in an amount not to exceed Ten Thousand Dollars ($10,000). Lessee shall not do or permit anything to be done which invalidates any such insurance policies. Lessor may, in its sole discretion, require Lessee to maintain in the manner described herein, the policies of insurance set forth in this paragraph 6(b).

          (c) Payment of Premiums. Lessee shall pay all premiums for the insurance policies described in Paragraph 6(a) and (b) (whether obtained by Lessor or Lessee) in accordance with Article 3 of the Lease (as modified by paragraph 5 of this Amendment), except Lessor shall pay all premiums for non-primary commercial general liability insurance which Lessor elects to obtain as provided in paragraph 6(a). For insurance policies maintained by Lessor which cover improvements on the entire Premises or Building, Lessee shall pay Lessee's prorated share of the premiums, in accordance with Article 3 of the Lease (as modified by paragraph 5 of this Amendment). If insurance policies maintained by Lessor cover improvements on real property other than the Premises or Building, Lessor shall deliver to Lessee a statement of the premium applicable to the Demised Premises showing in reasonable detail how Lessee's share of the premium was computed. If the term of the Lease expires before the expiration of an insurance policy maintained by Lessor, Lessee shall be liable for Lessee's prorated share of the insurance premiums. Before August 1, 1996, Lessee shall deliver to Lessor a copy of any policy of any and all insurance which Lessee is required to maintain under this paragraph 6. At least thirty (30) days prior to the expiration of any such policy, Lessee shall deliver to Lessor a renewal of such policy. As an alternative to providing a policy of insurance, Lessee shall have the right to provide Lessor a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Lessee is required to maintain under this paragraph 6 is in full force and effect and containing such other information as Lessor shall reasonably require.

          (d)  General Insurance Provisions.

                 (i) Any insurance which Lessee is required to maintain under the Lease shall include a provision which requires the insurance carrier to give Lessor not less than thirty (30) days written notice prior to any cancellation or modification of such coverage.

                 (ii) If Lessee fails to deliver any policy, certificate or renewal to Lessor required under this Lease within the prescribed time period or if any such policy is canceled or modified during the term of the Lease without Lessor's consent, Lessor may obtain such insurance, in which case Lessee shall reimburse Lessor for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

                (iii) Lessee shall maintain all insurance required under the Lease with companies holding a "General Policy Rating" of A X or better, as set forth in the most current issue of the "Best Key Rating Guide." Lessor and Lessee acknowledge that insurance markets are rapidly changing and that insurance in the form and amounts described in this paragraph 6 may not be available in the future. Lessee acknowledges that the insurance described in this paragraph 6 is for the primary benefit of Lessor. Lessor makes no representation as to the adequacy of such insurance to protect Lessor's or Lessee's interest. Therefore, Lessee shall obtain any such additional property or liability insurance which Lessee deems necessary to protect Lessor and Lessee.

               (iv) The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Demised Premises (and the Building and other improvements in which the Demised Premises are located) and to the fixtures, personal property, Lessee's improvements, and alterations of either Lessor or Lessee in or on the Demised Premises (and the Building and other improvements in which the Demised Premises are located) that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Additionally, neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease, whether or not the policy is actually obtained. Unless prohibited under any applicable insurance policies maintained, each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

          7. The last sentence of Article 19 of the Lease is hereby modified to read as follows:

          All property of Lessee kept or stored on, in or about the Demised Premises shall be so kept or stored at the risk of Lessee only and Lessee shall hold Lessor harmless from any claims arising out of damage to the same, including subrogation claims by Lessee" insurance carrier; provided, however, that this sentence shall not apply to claims arising solely as a result of Lessor's gross negligence to the extent such claims are not covered by insurance which Lessee carries or should carry pursuant to the terms of this Lease.

          8. The terms and provisions of Article 23 of the Lease, entitled "Novation in the Event of Sale," are hereby supplemented as follows:

          Estoppel Certificates.

          (a) Upon Lessor's written request, Lessee shall execute, acknowledge and deliver to Lessor a written statement certifying the following:
          (i) that none of the terms or provisions of the Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated;
          (iii) the last date of payment of the Base Rent, Additional Rent and other charges and the time period covered by such payment; (iv) that Lessor is not in default under the Lease (or, if Lessor is claimed to be in default, stating why); and (v) such other representations or information with respect to Lessee or the Lease as Lessor may reasonably request or which any prospective purchaser or encumbrancer of the Premises, Building or Demised Premises may require. Lessee shall deliver such statement to Lessor (or such other person or entity as Lessor shall direct) within ten (10) days after Lessor's request. Lessor may give any such statement by Lessee to any prospective purchaser or encumbrancer of the Premises, Building or Demised Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

          (b) If Lessee does not deliver such statement to Lessor within such ten (10) day period, the failure to deliver such statement within such time shall be a material default of this Lease by Lessee, without any further notice to Lessee, or Lessor, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Lessor; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Lessor- (iii) that not more than one month's Base Rent, Additional Rent or other charges have been paid in advance; and (iv) that Lessor is not in default under the Lease. In such event, Lessee shall be estopped from denying the truth of such facts.

          9. Article 28 of the Lease, relating to overdue payments, is hereby modified to read as follows:

          28. All monies due under this Lease from Lessee to Lessor shall be due on demand, unless otherwise specified. Any amount owed by Lessee to Lessor which is not paid when due shall bear interest at the lesser of the maximum rate permitted by law or fourteen percent (14%) per annum from the date due of such amount. The payment of interest on any amount shall not excuse or cure any default by Lessee under this Lease.

          10. Article 34 of the Lease, relating to the rules and regulations, is hereby supplemented as follows:

          Lessee shall observe and comply with the rules and regulations set forth in Exhibit 2 attached hereto and incorporated herein by this reference and with such further reasonable rules and regulations as Lessor may prescribe, by written notice to Lessee, for safety, care and cleanliness of the Building.

          11. The first two lines of Article 35 of the Lease, entitled "Intent of Parties," is hereby modified to read as follows:

          Except as otherwise provided herein, Lessee covenants and agrees that if it shall at any time fail to pay any cost or expense required to be paid hereunder, or fail . . . .

          12. Article 42 of the Lease, as set forth in the Rider thereto, and which provided to Lessee a first opportunity to lease additional space, is hereby terminated and deleted such that its terms and provisions shall have no force or effect.

          13. Article 43 of the Lease, as set forth in the Rider thereto, and which may have provided to Lessee early occupancy, is hereby terminated and deleted such that its terms and provisions shall have no force or effect.

          14. Article 45 of the Lease, as set forth in the Rider thereto, and which provided recovery of certain Lessor's cost, is hereby terminated and deleted such that its terms and provisions shall have no force or effect.

          15. Lessee acknowledges and agrees that it has received the improvement allowance described in Article 47 of the Lease, as set forth in the Rider thereto, and that Lessor has no further obligation or liability therefor or thereunder. Additionally, Lessee acknowledges and agrees that, except for Lessor's tenant improvement obligations, if any, as set forth in paragraph 22, below and the Work Letter (as defined in said paragraph 22), Lessor shall have no obligation or liability with respect to tenant improvements at, in or to the Demised Premises (or the Building) and, subject to paragraph 22, Lessee accepts the Demised Premises in their "as is" existing condition as of the date of this Amendment.

          16. Lessee acknowledges and agrees that it has received, in full, the moving allowance provided for in Article 48 of the Lease, as set forth in the Rider thereto.

          17. Article 49 of the Lease, as set forth in the Rider thereto, and which provided to Lessee the possibility of additional parking, is hereby terminated and deleted such that its terms and provisions shall have no force or effect.

          18. Article 51 of the Lease, as set forth in the Rider thereto, and which provided for the possibility of a penalty, is hereby terminated and deleted such that its terms and provisions shall have no force or effect.

          19. Article 50 of the Lease, as set forth in the Rider thereto, and which provides certain provisions relating to hazardous materials, is hereby supplemented as follows:

          Hazardous Substances.

          (a)   Defined Terms.

          (i) "Claim" shall mean and include any demand, cause of action, proceeding or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) the costs of site investigations, feasibility studies, information requests health or risk assessments, or Response (as herein defined) actions, and (iii) enforcing insurance, contribution or indemnification agreements.

          (ii) "Environmental Laws" shall mean and include all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Clean Water Act, 33 U.S.C. (S)1251 et seq.; and the water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. (S) 136 et seq.; the Marine Protection, Research and Sanctuaries Act, 33 U.S.C. (S) 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. (S) 4321 et seq.; the Noise Control Act, 42 U.S.C. (S) 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. (S) 2601 et seq.; the Atomic Energy Act, 42 U.S.C. (S) 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. (S) 10101 et seq.; the Minnesota Environmental Response and Liability Act, MN. Stat. ch. 115B; and state superlien and environmental clean-up statutes, including any implementing regulations and guidelines, as amended from time to time. Environmental Laws shall also include all state, regional, county, municipal and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal or state law recited above or purported to regulate Hazardous Materials (as hereinafter defined).

          (iii) "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA, asbestos and asbestos-containing materials, PCBs, and other substances regulated under the TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R.
          (S) 1910.1200 et seq., and industrial process and pollution control wastes, whether or not hazardous within the meaning of RCRA; any substance whose nature and/or quality of existence, use, manufacture, disposal or effect render it subject to federal, state or local regulation, investigation, remediation, or removal as potentially injurious to public health or welfare.

          (iv) "Use" means to manage, generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of, or abandon Hazardous Materials.

          (v) "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

          (vi) "Response" or "Respond" shall mean action taken in compliance with Environmental Laws to correct, remove, remediate, cleanup, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

          (b) Lessee's Obligations with Respect to Environmental Matters. During the term of this Lease, (a) Lessee shall comply at its own cost with all Environmental Laws; (b) Lessee shall not Use, or authorize the Use of, any Hazardous Materials on the Premises, including installation of any underground storage tanks, without prior written disclosure to and approval by Lessor, except for small quantities ordinarily used by office Lessees in ordinary office equipment, such as copying machines, typewriters and personal computers; (c) Lessee shall not take any action that would subject the Premises, Building or Demised Premises to permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (d) Lessee shall not dispose of Hazardous Materials in dumpsters provided by Lessor for Lessee use; (e) Lessee shall not discharge Hazardous Materials into drains or sewers; (f) Lessee shall not cause or allow the Release of any Hazardous Materials on, to, or from the Premises, Building or Demised Premises; and (g) Lessee shall arrange at its own cost for the lawful transportation and off-site disposal of all Hazardous Materials that it generates.

          (c) Copies of Notices. During the term of this Lease, Lessee shall provide Lessor promptly with copies of all summons, citations, directives, information inquires or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices or environmental liens or

          Response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, Minnesota Pollution Control Agency or other federal, state or local agency or authority, or any other entity or individual, concerning (a) any Release of a Hazardous Material on, to or from the Premises, Building or Demised Premises; (b) the imposition of any lien on the Premises, Building or Demised Premises, or (c) any alleged violation of or responsibility under Environmental Laws. Lessor and Lessor's beneficiaries, agents and employees shall have the right to enter the Demised Premises and conduct appropriate inspections or tests in order to determine Lessee's compliance with Environmental Law.

          (d) Tests and Reports. Upon written request by Lessor, Lessee shall provide Lessor with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental laws, and with any other application documents to demonstrate that Lessee complies with all Environmental Laws relating to the Premises Building or Demised Premises.

          (e) Lessee's Obligation to Respond. If Lessee's Use of Hazardous Materials at the Premises (a) gives rise to liability or to a Claim under any Environmental Law, (b) causes a significant public health effect, or (c) creates a nuisance, Lessee shall promptly take all applicable action in Response.

          (f) Indemnity. Lessee shall indemnify Lessor against and hold Lessor harmless from any and all costs, claims or liability arising from the conduct of Lessee's business or anything else done or permitted by Lessee to be done in or about the Premises, Building or Demised Premises, including any contamination of the Premises, Building or Demised Premises or any other property resulting from the presence or use of Hazardous Material caused or permitted by Lessee, its employees, agents, contractors and invitees. Lessee shall defend Lessor against any such cost, claim or liability at Lessee's expense with counsel reasonably acceptable to Lessor or, at Lessor's election, Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in connection with any such claim. Lessee's obligations with respect to Hazardous Materials shall survive the termination or expiration of this Lease. As used in this paragraph 19, the term "Lessee" shall include Lessee's employees, agents, contractors and invitees, if applicable.

          (g) Non-responsibility. Notwithstanding anything contained herein to the contrary, Lessee shall have no responsibility for any cost, expense or indemnification for any Hazardous Substance or environmental condition caused, created or knowingly permitted by Lessor or determined to have been in existence at the Demised Premises prior to the Commencement Date of this Lease to the extent Lessee has not exacerbated or contributed to any such condition.

          (h) Office Supplies. Notwithstanding anything contained herein to the contrary, Lessee shall be permitted to keep small quantities of normal office supplies which may be included as Hazardous Materials, such as cleaning supplies and copier supplies, at the Demised Premises, provided the same are properly stored, handled and disposed of in full compliance with all applicable laws, rules and regulations, including without limitation Environmental Laws.

          20. The Demised Premises shall be improved in accordance with the terms of the Work Letter attached hereto as Exhibit 3 and incorporated herein by this reference (the "Work Letter"). Additionally, notwithstanding anything contained in the Lease, including this Amendment, to the contrary, Lessee acknowledges and agrees that during the term of the Lease, Lessor shall perform or arrange for the performance of certain improvements in accordance with the terms of the Work Letter and such work may cause certain problems, delays, inconveniences or the like which impact Lessee, including without limitation Lessee's occupancy and use of the Demised Premises. Lessee further acknowledges and agrees that Lessee shall have no claim against Lessor therefor, and there shall be no default under the Lease as a result thereof, so long as Lessor is using good faith reasonable efforts to complete or arrange for the completion of the work in a timely manner. Lessee also acknowledges and agrees that Lessee may be precluded from occupancy and/or use of certain portions of the Demised Premises from time to time during the performance of the work and, again, Lessor shall have no obligation or liability therefor and there shall be no default under the Lease as a result thereof. Lessee specifically acknowledges and agree that, so long as Lessor is in compliance with the obligation to use good faith reasonable efforts to complete or arrange for the completion of the work in a timely manner, Lessee shall have no rights or remedies as a result of loss of occupancy, use or other problems, delays, interruptions and the like, including without limitation no right to terminate, claim damages, rent abatement, adjustment or reduction or any other right or remedy based upon a default by Lessee under the Lease or otherwise.

          21. If Lessor cannot perform any of its obligations due to events beyond Lessor's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Lessor's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

          22. Effective August 1, 1996, the term "Demised Premises" shall mean and include all of that certain building located at 7247-7281 Flying Cloud Drive consisting of approximately 76,297 square feet, as shown on the site plan set forth in Exhibit 4 attached hereto and incorporated herein by this reference. The Demised Premises for that portion of the Lease term prior to August 1, 1996, shall be as set forth in the Lease prior to this Amendment. However, as an accommodation to Lessee, Lessee shall have the right to use and occupy those portions of the Premises which do not become a part of the Demised Premises until August 1, 1996 during the period from and after the date of this Amendment to and including August 1, 1996, subject, however, to the following: Any such occupancy and/or use of that part of the Premises which are not part of the Demised

Premises shall be in compliance with law and the terms of the Lease, including this Amendment, other than the payment of rent, in general, and such occupancy and/or use shall be in accordance with the terms of paragraph 20 of this Amendment, in particular.

          23. To the extent that the terms of this Amendment are inconsistent with the terms of the Lease other than this Amendment, the terms of this Amendment shall prevail.

          24. Lessee hereby acknowledges, agrees and certifies that the Lease, which consists of the Lease, including the Rider thereto, the First Amendment and this Amendment that the Lease is unmodified except as provided in such rider and amendments, is in full force and effect as modified by such rider and amendments and that neither Base Rent nor any other charges, including without limitation, Real Estate Taxes, Operating Expenses or other Additional Rent have been paid in advance.

          25. Except as otherwise provided herein, the Lease shall remain unchanged, valid, binding and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

LESSEE:                                LESSOR:

APERTUS TECHNOLOGIES, INC.,            REAL ESTATE INCOME PARTNERS III,
A MINNESOTA CORPORATION                LIMITED PARTNERSHIP,
                                       BY BIRTCHER INVESTMENTS,
By: /s/  Robert D. Gordon              ITS AUTHORIZED
   -----------------------
    Robert D. Gordon,
    Chief Executive Officer            By: /s/ Michael S. Buzar
                                          ---------------------------------
                                           Michael S. Buzar
                                           Senior Vice President

Date:   February 18, 1996              Date: 8/6/96
       -------------------                  -------------------------------

                                  EXHIBIT "1"

             to Second Amendment to Lease dated February 18, 1996
                                by and between
      Real Estate Income Partners III, Limited Partnership, as Landlord,
                                      and
  Apertus Technologies, Inc., a Minnesota corporation, formerly known as Lee
                          Data Corporation, as Tenant

     During the period from August 1, 1996 through and including July 31, 2002, Lessor reserves and Lessee shall pay Lessor, a total Base Rent of Three Million Six Hundred Sixty-Two Thousand Two Hundred Fifty-Six and 24/100 Dollars ($3,662,256.24), payable in advance, according to the following schedule:

                                       Monthly               Total Period
         Period                       Base Rent               Base Rent
- ------------------------             ------------           -------------
August l, 1996 through
and including
July 31, 1999                          $47,685.63           $1,716,682.68

August 1, 1999 through
and including
July 31, 2002                          $54,043.71           $1,945,573.56

For that portion of the term of the Lease prior to August 1, 1996, Base Rent shall be as set forth in the Lease, exclusive of the Amendment of which this
Exhibit 1 is a party.

                                  EXHIBIT "2"

             to Second Amendment to Lease dated February 18, 1996
                                by and between
     Real Estate Income Partners III, Limited Partnership, as Landlord,
                                      and
Apertus Technologies, Inc., a Minnesota corporation, formerly known as Lee
                          Data Corporation, as Tenant

                             RULES AND REGULATIONS
                             ---------------------

1. The parking areas, sidewalks, entrances, passages, concourses, ramps, courts, or vestibules, shall not be obstructed or used by Lessee or the employees, agents, servants, visitors or business of Lessee for any purpose other than ingress and egress to and from the Demised Premises and for delivery of merchandise and equipment in prompt and efficient manner.

2. No awnings, air conditioning units, fans or other projections shall be attached to the Building. No curtains, blinds, shades or screens shall be attached to or hung in or used in connection with, any window or door of the Demised Premises or Building, without the prior written consent of Lessee. All electrical fixtures hung in offices or spaces along the perimeter of the Demised Premises must be fluorescent, of a quality type, design and bulb color approved by Lessee unless the prior consent of Lessee has been obtained for other lamping.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside of the Demised Premises, Building or Project or inside of the Demised Premises if the same can be seen from the outside of the Demised Premises without the prior written consent of Lessee. In the event of the violation of the foregoing by Lessee, Lessee may remove same without any liability, and may charge the expense incurred by such removal to Lessee or Lessees violating this rule.

4. The exterior windows and doors that reflect or admit light and air into the Demised Premises shall not be covered or obstructed by any Lessee, nor shall any articles be placed on the window sills. No showcases or other articles shall be put in front or affixed to any part of the exterior of the Building.

5. Lessee shall not mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building. No boring, drilling of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Lessee, and as Lessee may direct. Lessee shall not lay floor tile or other similar floor covering in the Demised Premises, except with the prior approval of Lessee.

6. No portion of the Premises, the Building or the Demised Premises shall be used or occupied at any time for the sale of merchandise, goods or property of any kind at auction or otherwise without the express consent of Landlord, or as sleeping or lodging quarters.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes or alterations be made in existing locks or the mechanism thereof. Lessee shall furnish two keys for each lock on exterior doors to the Demised Premises. Each Lessee must, upon the termination of its tenancy, return to Lessee all keys to storerooms, offices and toilet rooms, either furnished to, or otherwise procured by such Lessee, and in the event of the loss of any keys, so furnished, such Lessee shall pay to Lessee the cost thereof. Lessee may at all times keep a pass key to the Demised Premises. All entrance doors to the Demised Premises shall be left closed at all times, and left locked when the Demised Premises are not ln use.

8. No vehicles, or animals of any kind (other than a seeing eye dog for a blind person), shall be brought into or kept by any Lessee in the Demised Premises.

9. Lessee shall not use or occupy or permit any portion of the Demised Premises to be used or occupied as an office for offset printing or for the possession, storage, manufacture, sale of liquor or narcotics, or as a barber or manicure shop, a labor office, a doctor's or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in the Lease with the express consent of the Lessee. Lessee shall not engage or pay any employees on the Demised Premises, except those actually working for such Lessee on said Demised Premises.

10. Lessee shall have the right to prohibit any advertising by any Lessee which in Lessee's opinion tends to impair the reputation of the Building or Project or its desirability as a building for office/warehouse use, and upon written notice from Lessee, Lessee shall refrain from or discontinue such advertising. In no event shall Lessee, without the prior written consent of Lessee, use the name of the Building or Project or use pictures or illustrations of the Building or Project.

11. Lessee shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Lessee, shall not be responsible for the theft, loss or damage of any property.

12. Lessee shall give immediate notice to Lessee in case of theft, unauthorized solicitation or accident in the Demised Premises, Building or Project or of defects therein, or of any known emergency in the Demised Premises, Building or Project.

13. Lessee shall not use the Demised Premises or permit the Demised Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others, without Lessee's prior permission.

14. Lessees, or the employees, agents, servants, visitors, or licensees of Lessee shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Demised Premises.

15. Lessee shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devises that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other Lessees and occupants of the Building, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Demised Premises or on the Building without Lessee's prior written approval.

16. Lessee shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Demised Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

17. Lessee, its servants, employees, customers, invitees and guests shall, when using the parking facilities around the Building or Project observe and obey all signs regarding fire lanes, no parking zones, and handicapped zones, and when parking, always park between designated lines. Lessee reserves the right to tow away, at the expense of the owners, any vehicle which is improperly parked or parked in a "No Parking" zone. All vehicles shall be parked at the sole risk of the owners, and Lessee assumes no responsibilities for any damage or loss of vehicles. There shall not be any overnight parking at the Project and there shall be no parking of boats, boat trailers, camping trailers or recreational vehicles of any type at the Project.

18. Lessee shall not serve, nor permit the serving of alcoholic beverages in the Demised Premises unless Lessee shall have procured Host Liquor Liability Insurance, issued by companies and in amounts reasonably satisfactory to Lessee, naming Lessee as an additional party insured.

19. The requirements of Lessee will be attended to only upon written application at the office of Lessee. Employees shall not perform any work or do anything outside of the regular duties unless under special instructions from the office of Lessee.

20. Canvassing, soliciting and peddling in the Project is prohibited and Lessee shall cooperate to prevent the same.

21. Except as otherwise explicitly permitted in its lease, Lessee shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine or permit the delivery of any food or beverage to the Demised Premises, except by such persons delivering the same as shall be approved by Lessee.

22.  Lessee shall at all times keep the Demised Premises neat and orderly.

23. Lessee reserves the right by written notice to Lessee to add to, rescind, alter or waive these rules and regulations at any time prescribed for the Project when, in Lessee's reasonable judgement, it is necessary, desirable or proper for the best interest of the Project and its Lessees.

                                   EXHIBIT 3

to Second Amendment to Lease dated February 18, 1996
                                by and between
     Real Estate Income Partners III, Limited Partnership, as Landlord,
                                      and
Apertus Technologies, Inc., a Minnesota corporation, formerly known as Lee
                          Data Corporation, as Tenant

                                  WORK LETTER
                                  -----------

1.   APPLICATION OF WORK LETTER

     Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Lessee (the "Improvements") for the fitting out of the Demised Premises, as more fully set forth herein.

2.   LESSOR AND LESSEE PRE-CONSTRUCTION OBLIGATIONS

     a)   Preliminary Space Plans.  Attached to this Work Letter as Schedule "1"
          -----------------------
are preliminary space plans for the Improvements (the "Preliminary Space Plans"), which include without limitation, sketches, notes and/or drawings showing locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures and other requirements, mutually agreed upon by Lessor and Lessee and determined by Lessee as required for its use of the Demised Premises. Lessee acknowledges that the Preliminary Space Plans have been prepared by Lessor's Architect after consultation and cooperation between Lessee and Lessor's Architect regarding the proposed improvements and Lessee's requirements and that the Preliminary Space Plans are complete with respect thereto. Lessor and Lessor's Architect shall be entitled, in all respects, to rely upon all information supplied by Lessee regarding the Improvements.

     b)   Working Drawings.  Within thirty (30) days following full execution of
          ----------------
the Amendment, of which this Work Letter is a part, by both Lessor and Lessee, Lessor's Architect shall prepare working drawings (the "Working Drawings") for the Improvements based upon the approved Preliminary Space Plans. The Working Drawings shall include architectural, mechanical and electrical drawings for the Improvements based on the Preliminary Space Plans. Notwithstanding the Preliminary Space Plans, in all cases the Working Drawings (i) shall be subject to Lessor's final approval, which approval shall not be unreasonably withheld,
(ii) shall not be in conflict with building codes for the city or county in which the Demised Premised are located or with insurance requirements for a fire resistive Class A building, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction. The costs associated with preparation of the Working Drawings shall be borne by Lessee but paid as set forth in Sections 5 and 6 (i.e., the Improvement Allowance shall be available for the payment of such costs; however, Lessee shall be responsible and liable for overages) of this Work Letter.

     c)   Approval of Working Drawings.  Lessor or Lessor's Architect shall
          ----------------------------
submit the Working Drawings to Lessee for Lessee's review and Lessee shall notify Lessor and Lessor's Architect within five (5) days after delivery thereof of any requested revisions. Within five (5) days after receipt of Lessee's notice, Lessor's Architect shall make all approved revisions to the Working Drawings and submit two (2) copies thereof to Lessee for its final review and approval, which approval shall be given within three (3) days thereafter. Concurrently with the above review and approval process, Lessor may submit all plans and specifications to city and/or other applicable governmental agencies in an attempt to expedite city approval and issuance of all necessary permits and Licenses to construct the Improvements as shown on the Working Drawings.
Any changes which are required by city or other governmental agencies shall be immediately submitted to Lessor for Lessor's review and reasonable approval, and Lessor shall promptly notify Lessee of such changes.

     d)   Schedule of Critical Dates.  Set forth below is a schedule of certain
          --------------------------
critical dates relating to Lessor's and Lessee's respective obligations for the design and construction of the Improvements. Such dates and the respective obligations of Lessor and Lessee are more fully described elsewhere in this Work Letter. The purpose of the following schedule is to provide a reference for Lessor and Lessee and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Lessee shall be deemed to have released Lessor to commence construction of the Improvements as set forth in
Section 4 below.

         Reference                     Date Due              Responsible Party
         ---------                     --------              -----------------

A.  "Preliminary Space       Contemporaneously with full       Lessee & Lessor
    Plan Approval"           execution of the Amendment

B.  "Working Drawings        Thirty (30) days after full          Lessor
    Completion"              execution of the Amendment

C.  "Working Drawings        Five (5) days after Lessor           Lessee
    Review"                  submits the Working Drawings to
                             Lessee

D.  "Working Drawings        "Five (5) days after Lessee          Lessor
    Revisions                returns the Working Drawings to
                             Lessor

E.  "Final Approval Date"    Three (3) days after Lessor          Lessee
                             submits the revised Working
                             Drawings to Lessee

3.   BUILDING PERMIT

     After the Final Approval Date has occurred, Lessor shall, if Lessor has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Lessor, with Lessee's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Lessor and Lessee, and then only after agreement by Lessee to pay any excess costs resulting from such changes.

4.   CONSTRUCTION OF LESSEE IMPROVEMENTS

     After the Final Approval Date has occurred and a building permit for the work has been issued, Lessor shall, through a guaranteed maximum cost or fixed price (at Lessor's sole option) construction contract ("Construction Contract") with a reputable, licensed contractor selected by Lessor ("Contractor"), cause the construction of the Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials. The costs associated with the construction of the Improvements shall be paid as set forth in Section 5 and 6 of this Work Letter. Lessor shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Demised Premises. Notwithstanding anything to the contrary in the foregoing, Lessor shall cause the Construction Contract to be competitively bid by at least three (3) contractors selected by Lessor.

5.   IMPROVEMENT ALLOWANCE

     Lessor shall provide Lessee with an Improvement Allowance in the amount of Seven Hundred Sixty-Two Thousand Nine Hundred Seventy and no/ 100 Dollars ($762,970.00) towards the cost of the design, purchase and construction of the Improvements, including without limitation design, engineering and consulting fees (collectively, the "Improvement Costs"). The Improvement Allowance shall be used for payment of the following Improvement Costs:

     (i) Preparation of the Preliminary Space Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation all fees charged by the City or other governmental agencies (including without limitation fees for building permits and plan checks) in connection with the Improvements work in the Demised Premises;

     (ii) Construction work for completion of the Improvements as reflected in the Construction Contract;

     (iii) All contractors charges, general conditions, performance bond premiums and construction management fees; and

     (iv) Improvements as shown on the approved Preliminary Space Plans dated November 28, 1995, attached hereto as Schedule "1".

In the event that Lessee does request modifications, changes or alterations of the Improvements from what is shown on the approved Working Drawings, or causes any Lessee Delays as defined in Section 7 of this Work Letter, then, to the extent that the remaining balance of the Improvement Allowance, if any, is insufficient to fund such costs, the costs shall be borne by Lessee as provided in Section 6 below. If Lessee does seek to modify, change or alter the Improvements from the approved Preliminary Space Plans, or does cause a Lessee Delay, Lessee shall pay to Lessor any excess costs resulting therefrom in accordance with Section 6 of this Work Letter.

6.   COSTS IN EXCESS OF IMPROVEMENT ALLOWANCE AT LESSEE'S EXPENSE

     a)   Cost Approval.  Lessee shall pay the excess of the Improvement Costs
          -------------
over the amount of the Improvement Allowance available to defray such costs. Within twenty-one (21) days of the Final Approval Date, Lessor shall submit to Lessee a written estimate of the amount of the Lessee Improvement Costs and the amount of the Improvement Allowance still available to defray such costs (after preparation of the Working Drawings). Lessee shall approve or disapprove any such estimate by written notice to Lessor within three (3) days after receipt thereof. If Lessee fails to notify Lessor of its disapproval within such three
(3) day period, Lessee shall be deemed to have approved such estimate. If such estimate exceeds the Improvement Allowance then still available and Lessee approves such estimate, Lessee's notice of approval shall include payment to Lessor for the full amount of such excess. If Lessee disapproves such estimate within the three (3) day period, Lessee shall be required to direct Lessor and Lessor's Architect to amend the Working Drawings in a manner satisfactory to Lessor so as to reduce the estimated costs described in the preceding sentence. Lessee shall additionally pay any costs resulting from such amendment and Lessee shall be liable for the delay in completing the Improvements and the increased costs, if any, resulting from such delay. If Lessee is unwilling or unable to amend the Working Drawings in a manner acceptable to Lessor, then Lessee shall be deemed to have approved of the estimate for the Working Drawings as prepared, And shall pay in full the amount of any excess estimated costs together with any costs arising from delay as a result of Lessee's actions hereunder, in the manner hereinabove provided.

     b)   Final Costs.  Within sixty (60) days after completion by Lessor of the
          -----------
Improvements, Lessor shall determine the actual final Improvement Costs and shall submit a written statement of such amount to Lessee. If any estimate previously paid by Lessee exceeds the amount due hereunder from Lessee for such work, such excess shall be refunded to Lessee. If any amount is still due from Lessee for such work, then Lessee shall pay such amount in full within ten (10) days of receipt of Lessor's statement. If the actual final Improvement Costs are less than the Improvement Allowance, then Lessor shall pay Lessee an amount equal to fifty percent (50%) of the difference between the actual final Improvement Costs, and the Improvement Allowance.

7.   CHANGE ORDERS

     Lessee may from time to time request and obtain change orders during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Lessee, and shall not result in any structural change in the Building, as reasonably determined by Lessor, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the exclusive obligation of Lessee (i.e., the Improvement Allowance, if any, shall be available for the payment of such costs; however, Lessee shall be responsible and liable for overages), and (iii) any resulting delay in the completion of the Improvements shall be deemed a Lessee Delay and in no event shall extend the date on which Base Rent and Additional Rent increase as provided in paragraph 4 and 5 of the Amendment (the "Expansion Date"). Upon Lessee's request for a change order, Lessor shall as soon as reasonably possible submit to Lessee a written estimate of the increased or decreased cost and anticipated delay, if any, attributable to such requested change. Within three (3) days of the date of such estimated cost adjustment and delay are delivered to Lessee, Lessee shall advise Lessor whether it wishes to proceed with the change order, and if Lessee elects to proceed with the change order, Lessee shall remit, concurrently with Lessee's notice to proceed, the amount of the increased cost, if any, attributable to such change order. Unless Lessee includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Lessor shall not be obligated to stop construction of the Improvements, whether or not the change order relates to the work then in process or about to be started.

8.   LESSEE DELAYS

     In no event shall the Expansion Date be extended or delayed due or attributable to delays due to the fault of Lessee ("Lessee Delays"). Lessee Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

     a) Lessee's failure to timely review and reasonably approve the Working Drawings or to promptly cooperate with Lessor's Architect and furnish information to Lessor for the preparation of the Preliminary Space Plans and Working Drawings;

     b) Lessee's request for or use of special materials, finishes or installations which are not readily available, provided that Lessor shall notify Lessee that the particular material, finish, or installation is not readily available promptly upon Lessor's discovery of same;

     c)   Change orders requested by Lessee;

     d) Interference by Lessee or by Lessee's agents with Lessor's construction activities, including, without limitation, failure to make any portion of the Demised Premises available;

     e) Lessee's failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

     f) Lessee's requested changes in the Preliminary Space Plans, Working Drawings or any other plans and specifications after the approval thereof by Lessee or submission thereof by Lessee to Lessor;

     g) Lessee's failure to approve written estimates of costs in accordance with this Work Letter; and

     h) Lessee's obtaining or failure to obtain any necessary governmental approvals or permits for Lessee's intended use of the Demised Premises.

9.   TRADE FIXTURES AND EQUIPMENT

     Lessee acknowledges and agrees that Lessee is solely responsible for obtaining, delivering and installing in the Demised Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Lessor shall have no responsibility whatsoever with regard thereto. Lessee further acknowledges and agrees that neither the Expansion Date nor the payment of Base Rent or Additional Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Demised Premises with such items.

10.  FAILURE OF LESSEE TO COMPLY

     Any failure of Lessee to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Lease. In addition to the remedies provided to Lessor in this Work Letter upon the occurrence of such a default by Lessee, Lessor shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in the Lease.

                                  EXHIBIT "4"

to Second Amendment to Lease dated February 18, 1996
                                by and between
    Real Estate Income Partners III, Limited Partnership, as Landlord,
                                      and
Apertus Technologies, Inc., a Minnesota corporation, formerly known as Lee
                          Data Corporation, as Tenant

                                   SITE PLAN
                                   ---------



                          --------------------------
                          CREEK EDGE BUSINESS CENTER
                          --------------------------

                      [DRAWING OF SITE PLAN APPEARS HERE]

                                  SCHEDULE 1

                                  (Attached)

                [ARCHITECT DRAWING OF MAIN FLOOR APPEARS HERE]

             [ARCHITECT DRAWING OF UPPER FLOOR PLAN APPEARS HERE]